Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
FMC Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Senior Debt Securities	456(b) and 457(r)
Fees to be Paid	2	Debt	Subordinated Debt Securities	456(b) and 457(r)
Fees to be Paid	3	Equity	Preferred Stock	456(b) and 457(r)
Fees to be Paid	4	Equity	Depositary Shares	456(b) and 457(r)
Fees to be Paid	5	Equity	Common Stock	456(b) and 457(r)
Fees to be Paid	6	Equity	Stock Purchase Contracts	456(b) and 457(r)
Fees to be Paid	7	Equity	Stock Purchase Units	456(b) and 457(r)
Fees to be Paid	8	Equity	Warrants	456(b) and 457(r)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities

(1)
(a) Represents securities that may be offered and sold from time to time in one or more offerings by FMC Corporation (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(b) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(c) An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.

(2)	See Notes 1(a)-(c) above.

(3)	See Notes 1(a)-(c) above.

(4)	See Notes 1(a)-(c) above.

(5)	See Notes 1(a)-(c) above.

(6)	See Notes 1(a)-(c) above.

(7)	See Notes 1(a)-(c) above.

(8)	See Notes 1(a)-(c) above.